Calculation of Filing Fee Tables
S-8
BENCHMARK ELECTRONICS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.10 par value per share	Other	1,800,000	$ 86.85	$ 156,330,000.00	0.0001381	$ 21,589.17
Total Offering Amounts:						$ 156,330,000.00		$ 21,589.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,589.17
Offering Note
[1]	(a) Represents an additional 1,800,000 shares of the registrant's common stock, $0.10 par value per share ("Common Stock"), reserved for issuance under the Benchmark Electronics, Inc. 2019 Omnibus Incentive Compensation Plan (as amended, the "Plan"). (b) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the registration statement shall also cover any additional shares of Common Stock that may become issuable under the Plan in the event of certain changes in the number of shares of Common Stock outstanding, including by reason of any stock splits, stock dividends or similar transactions. (c) The Proposed Maximum Offering Price Per Unit has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 4, 2026, which is a date within five business days prior to filing the registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources